                                   EXHIBIT 11
                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF EARNINGS PER SHARE

  ($ Millions, except per share data)                                        13 Weeks Ended                 39 Weeks Ended
                                                                      ------------     ------------    -----------    -----------
                                                                      October 29,      October 30,     October 29,    October 30,
                                                                         1997             1996            1997           1996
                                                                      ------------     ------------    -----------    -----------
  I.  Earnings per common and common equivalent share:

    Income from continuing operations                                   $     31         $     21        $   100      $    14
    Deduct trust convertible preferred dividends                             (13)             (13)           (37)         (19)
                                                                        ----------       ----------      ---------    ---------

    (a) Adjusted net income (loss) from continuing operations                 18                8             63           (5)
    (b) Discontinued operations, net of income taxes                           0                1              0           10
    (c) Disposal of discontinued operations, net of income taxes               0                0              0          (61)
                                                                        ----------       ----------      ---------    ---------
    (d) Adjusted net income (loss)                                      $     18         $      9        $    63      $   (56)
                                                                        ==========       ==========      =========    =========

    Weighted average common shares outstanding                             488.0            484.0          486.8        483.3

      Common shares assumed issued and repurchased, net                      5.9              2.9            5.6          2.3
                                                                        ----------       ----------      ---------    ---------
    (e) Applicable common shares, as adjusted                              493.9            486.9          492.4        485.6
                                                                        ==========       ==========      =========    =========

    Earnings per common and common equivalent share:

    Income (loss) from continuing operations (a)/(e)                    $   0.04         $   0.02        $  0.13      $ (0.01)
    Discontinued operations, net of income taxes (b)/(e)                    0.00             0.00           0.00         0.02
    Disposal of discontinued operations, net of income taxes
    (c)/(e)                                                                 0.00             0.00           0.00        (0.13)
                                                                        ----------       ----------      ---------    ---------
    Net income (loss) (d)/(e)                                           $   0.04         $   0.02        $  0.13      $ (0.12)
                                                                        ==========       ==========      =========    =========

  II. Earnings per common and common equivalent share assuming full dilution:

    (f) Income (loss) from continuing operations                        $     31         $     21        $   100      $    14
    (g) Discontinued operations, net of income taxes                           0                1              0           10
    (h) Disposal of discontinued operations, net of income
        taxes                                                                  0                0              0          (61)
                                                                        ----------       ----------      ---------    ---------
    (i) Net income (loss)                                               $     31         $     22        $   100      $   (37)
                                                                        ==========       ==========      =========    =========

    Weighted average common shares outstanding                             488.0            484.0          486.8        483.3
    Weighted average assumed common shares outstanding upon
    conversion of trust convertible preferred shares outstanding            66.7             66.7           66.7         33.0

      Common shares assumed issued and repurchased, net                      5.9              2.9            5.6          2.3
                                                                        ----------       ----------      ---------    ---------
    (j) Applicable common shares, as adjusted                              560.6            553.6          559.1        518.6
                                                                        ==========       ==========      =========    =========

    Earnings per common and common equivalent share assuming full dilution:

    Income (loss) from continuing operations (f)/(j)                    $   0.06         $   0.04        $  0.18      $  0.03
    Discontinued operations, net of income taxes (g)/(j)                    0.00             0.00           0.00         0.02
    Disposal of discontinued operations, net of income taxes (h)/(j)        0.00             0.00           0.00        (0.12)
                                                                        ----------       ----------      ---------    ---------
    Net income (loss) (i)/(j)                                           $   0.06         $   0.04        $  0.18      $ (0.07)
                                                                        ==========       ==========      =========    =========
                                                                           (1)              (1)             (1)          (1)

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.